                                                                   Exhibit 3-124
--------------------------------------------------------------------------------

                          CERTIFICATE OF INCORPORATION
                                       OF
                 GERIATRIC AND MEDICAL INVESTMENTS CORPORATION


   1. The name of the corporation is GERIATRIC AND MEDICAL INVESTMENTS CORPORATION.

   2. The address of its registered office in the State of Delaware is 2625 Concord Pike, Box 7138, Wilmington, Delaware 19803. The name of its registered agent at such address is Geriatric and Medical Investments Corporation.

   3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to $1,000.

   5. The name and mailing address of the sole incorporator is as follows:

      Name                       Mailing Address
      -----                      ---------------
      Marion A. Rando            Tenth Floor
                                 2000 Market Street
                                 Philadelphia, PA 19103

   6. The corporation is to have perpetual existence.

   7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

   8. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

   9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of March, 1984.

                                                             /s/ Marion A. Rando
                                                             -------------------
                                                                 Marion A. Rando

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/09/1991
911295218 - 2029645


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                   * * * * *


   GERIATRIC AND MEDICAL INVESTMENTS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is GERIATRIC AND MEDICAL INVESTMENTS CORPORATION and the present registered office of the corporation is in the county of New Castle.

   The Board of Directors of GERIATRIC AND MEDICAL INVESTMENTS CORPORATION adopted the following resolution on the 30th day of April, 1991.

   Resolved, that the registered office of GERIATRIC AND MEDICAL INVESTMENTS CORPORATION in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, GERIATRIC AND MEDICAL INVESTMENTS CORPORATION has caused this statement to be signed by Gary Veloric, its President and attested by Michael Veloric, its Secretary this 30th day of April, 1991.

                                                          By /s/ Gary Veloric
                                                          ---------------------
                                                          Gary Veloric President

ATTEST:

By /s/ Michael Veloric
-------------------------
Michael Veloric Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 12/31/1991
                                                       920025041 - 2029645


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            Geri-Med Investments Co.

                                      INTO

                 Geriatric and Medical Investments Corporation

                                   * * * * *


   Geriatric and Medical Investments Corporation, a corporation organized and existing under the laws of Delaware.

   DOES HEREBY CERTIFY:

   FIRST: That this corporation was incorporated on the 2nd day of March, 1984, pursuant to the Corporation Law of the State of Delaware.

   SECOND: That this corporation owns all of the outstanding shares of each class of the stock of Geri-Med Investments Co., a corporation incorporated on the 11th day of April, 1986, pursuant to the Corporation Law of the State of Delaware.

   THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted "by the unanimous written consent of its members, filed with the minutes of the Board" on the 30th day of September, 1991, determined to and did merge into itself said Geri-Med Investments Co.:

   RESOLVED, that Geriatric and Medical Investments Corporation merge, and it hereby does merge into itself said Geri-Med Investments Co., and assumes all of its obligations; and

   FURTHER RESOLVED, that the merger shall effective on December 31, 1991.

   FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Geri-Med Investments Co. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

   FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Geriatric & Medical Investments Corp. at any time prior to the date of filing the merger with the Secretary of State.

   IN WITNESS WHEREOF, said Geriatric and Medical Investments Corporation has caused this certificate to be signed by Robert F. Carfagno its Vice President and attested by, James Wantmiller, its Secretary, this 30th day of December, 1991.

                                   Geriatric and Medical Investments Corporation
                                   --------------------------------------------

                                   By: /s/ [graphic of signature]
                                   ---------------------------------------------
                                   Vice President

ATTEST:

By /s/ [graphic of signature]
--------------------------------
Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/10/1999
                                                       991187147 - 2029645


                                STATE OF DELAWARE
                              CERTIFICATE OF CHANGE
                            OF ADDRESS OF REGISTERED
                           OFFICE OF REGISTERED AGENT


The Board of Directors of Geriatric and Medical Investments Corporation, a Corporation of Delaware, on this 4th day of March, A.D. 1999, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 103 Foulk Road, Suite 200, in the City of Wilmington, County of New Castle, Zip Code 19803.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Entity Services Group, LLC, #9272016.

Geriatric and Medical Investments Corporation, a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 4th day of March, A.D., 1999.

                                        By: /s/James McKeon
                                        ----------------------------------------
                                        Name: James McKeon
                                        Title: V.P./Controller